UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2012 (February 7, 2012)

CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554
(Commission File Number)	(IRS Employer Identification No.)

1001 Summit Blvd., Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

(404) 300-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On February 7, 2012, the Board of Directors of Crawford & Company (the “Company”) adopted an amended and restated Code of Business Conduct and Ethics (the “Code”). The Code applies to all employees and agents of the Company and its subsidiaries worldwide, as well as to members of its Board of Directors.

The amended and restated Code is built around the Company’s articulated values and is otherwise updated in conformity with current best practices. The Company intends to post the amended and restated Code on its website at www.crawfordandcompany.com in the near future.

A copy of the amended and restated Code is attached as Exhibit 14.1 to this report and is incorporated herein. The foregoing description of the amended and restated Code does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Descriptions

14.1	Code of Business Conduct and Ethics dated February 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY
(Registrant)

By:	/s/ ALLEN W. NELSON
Allen W. Nelson
Executive Vice President-General Counsel and Corporate Secretary

Dated: February 10, 2012

EXHIBIT INDEX

Number	Descriptions

14.1	Code of Business Conduct and Ethics dated February 7, 2012

4